EXHIBIT 10.2

EMPLOYMENT AGREEMENT

WITH NON-COMPETITION AND NO-HIRE AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of the              day of             , 2002 by and between NetIQ Corporation, a Delaware corporation (“NetIQ”), and the undersigned security holder and employee (“Employee”) of PentaSafe Security Technologies, Inc., a Texas corporation (the “Company”).

WHEREAS, Employee is both a security holder and a key employee of the Company and has confidential and proprietary information relating to the business and operation of the Company.

WHEREAS, NetIQ, Company and certain other parties have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which the Company will become a wholly-owned subsidiary of NetIQ. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

WHEREAS, Employee’s entry into this Agreement is an inducement for NetIQ to enter into the Merger Agreement and is a condition to the Closing of the Merger.

NOW, THEREFORE, IT IS HEREBY AGREED by and between the parties hereto as follows:

1.    Employment Term; Employment Period.    The term of Agreement (the “Employment Term”) shall commence at and as of the Effective Time of the Merger (“Effective Date”) and shall end at the close of business on the second anniversary of the Effective Date. “Employment Period” as used in this Agreement shall mean the period of Employee’s continuous employment by NetIQ commencing on the Effective Date and ending the earlier to occur of (a) termination of Employee’s employment in accordance with Article 6 or (b) the last day of Employment Term.

2.    Employment; Duties and Acceptance.

(a)    Employment Term; Duties.    On the Effective Date, NetIQ shall employ Employee in the capacity set forth on Exhibit A to render services to and continue in the employment of NetIQ (and/or its subsidiaries). During the Employment Period, Employee shall perform for NetIQ (and/or its subsidiaries) such duties as he or she shall be directed by NetIQ to perform and shall devote his or her attention and energies and his best efforts, on a full-time basis, to the business and affairs of NetIQ and to the discharge of his duties, functions and responsibilities hereunder, and will use his best efforts to promote the interests of NetIQ.

(b)    Acceptance.    Employee hereby accepts such position and agrees to render the services described above. Employee shall perform services hereunder with fidelity and to the best of his or her ability.

3.    Compensation; Benefits.

(a)    During the Employment Period, NetIQ agrees to pay Employee an annual salary and bonus equivalent or better than that earned by Employee at the Company on September 30, 2002, as disclosed by Company in the Company Disclosure Schedule under the Merger Agreement, payable in accordance with NetIQ’s standard employment policies. Employee’s annual salary shall be reviewed annually and will be adjusted in accordance with NetIQ’s standard employment policies.

(b)    During the Employment Period, NetIQ shall provide Employee such standard employee benefits as are provided to its other employees of commensurate position. NetIQ will recommend to its Board of Directors that Employee be granted an option to purchase shares of NetIQ Stock, which option grant will vest 25% on the one year anniversary of the Effective Date and quarterly thereafter, at the rate of 6.25%, and will be fully vested at the end of four years.

4.    Confidentiality Agreement.    Concurrently with the execution of this Agreement, Employee will execute the “Employment, Confidential Information, Covenant Not to Compete and Invention Assignment Agreement” in the form attached hereto as Exhibit B (the “Confidentiality Agreement”).

5.    Covenant Not to Compete.    Concurrently with the execution of this Agreement, Employee will execute the “Non-Competition and No-Hire Agreement” in the form attached hereto as Exhibit C (the “Non-Compete Agreement”).

6.    Termination.

(a)    Death or Disability.    If Employee’s relationship with NetIQ terminates as a result of Employee’s death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), no compensation or payments will be made other than as required by law or statute.

(b)    Termination for Cause or Voluntary Resignation.    If, during the Employment Term, Employee’s relationship with NetIQ is terminated by NetIQ for Cause (as defined in Section 6(d) below) or if Employee resigns his position voluntarily, no compensation, payments or benefits (except any benefits required by law) will be paid or provided to Employee for the periods following the date when such a termination of service is effective, nor shall NetIQ be required to make the payment set forth in Section 6(c) to Employee. Employee’s obligations under the Non-Compete Agreement shall continue until the termination of the Non-Compete Agreement in accordance with its terms.

(c)    Termination Without Cause.    During the Employment Term, Employee’s employment with NetIQ may not be terminated by NetIQ without Cause (as defined in Section 6(d) below) except as provided herein. During the Employment Term, if NetIQ terminates Employee’s employment without Cause (as defined in Section 6(d)), then NetIQ will pay Employee six months salary as severance, in accordance with its regular payroll policies and less any applicable withholding. Except as otherwise required by law, such payment shall be in lieu of any other severance or severance-type benefits to which the Employee may be entitled under NetIQ’s then existing benefit plans and programs. In addition, Employee’s obligations under the Non-Compete Agreement and under Section 5 of the Confidentiality Agreement shall terminate upon the earlier of (i) the termination of the Non-Compete Agreement in accordance with its terms, and (ii) the date six (6) months after the end of the Employment Period.

(d)    Definition of Cause.    As used in this Agreement, the term “Cause” shall mean:

(i)    Employee’s continued and willful failure to perform his duties and responsibilities in good faith to the best of his or her ability after written notice thereof from NetIQ to Employee, which failure is not cured within fifteen (15) days following written notice of such failure to Employee;

(ii)    Employee willfully engaging in any act which constitutes gross misconduct and which is injurious to NetIQ (or its affiliates);

(iii)    Employee being convicted of a felony, or committing an act of dishonesty, fraud or malfeasance against, or the misappropriation of property belonging to, NetIQ (or its affiliates); or

(iv)    Employee willfully breaching in any material respect the terms of this Agreement, including with respect to a Confidentiality Agreement or the Non-Compete Agreement.

7.    Survival.    Except as expressly provided by this Agreement, the Confidentiality Agreement and Non-Compete Agreement shall survive the termination of this Agreement.

8.    Notices.    All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid or otherwise delivered by facsimile transmission, by hand or by nationally recognized overnight courier service (next business day delivery), addressed:

If to the Security Holder, at the address set forth below the Security Holder’s signature at the end hereof.

If to NetIQ:         NetIQ Corporation

3553 North First Street

San Jose, CA 95134

Attn: James A. Barth

(or to such other address as may be stated in written notice furnished by either party to the other party). Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered, if delivered personally, (ii) if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, (iii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iv) if sent by nationally recognized overnight courier service, the first business day following the deposit of such notice with such courier service.

9.    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas (without regard to the principles of conflict of laws thereof).

10.    Amendments.    This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.

11.    NetIQ’s Successors.    This Agreement shall inure to the benefit of any successor to NetIQ (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise), or to all or substantially all of NetIQ ‘s business and/or assets.

12.    Entire Agreement.    Except as set forth herein, this Agreement together with the Confidentiality Agreement and the Non-Compete Agreement, shall supersede and replace all prior agreements or understandings relating to the subject matter hereof, and no agreement, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the relevant matter hereof.

13.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

14.    Effect of Headings.    The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

15.    Effectiveness of Agreement.    This Agreement shall become effective at and as of the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EMPLOYEE

/s/ DOUGLAS ERWIN
(Signature)

Douglas Erwin
(Print Name)

(Print Address)

(Print Facsimile Number)

NETIQ CORPORATION

By: